EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Bioheart, Inc. on Form S-1 of our report dated March 24, 2014 appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Fiondella Milone and LaSaracina LLP

Glastonbury, Connecticut

November 21, 2014